UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2008

Thomas Weisel Partners Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	No. 000-51730	No. 20-3550472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Montgomery Street
San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 364-2500

N.A.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

Effective January 2, 2008, Thomas Weisel Partners Group, Inc. (“Thomas Weisel Partners” or “Registrant”) and its wholly-owned subsidiary TWP Acquisition Company (Canada), Inc. (“Canadian Sub”) completed the acquisition of Westwind Capital Corporation (“Westwind”) pursuant to the Arrangement Agreement, dated as of September 30, 2007 (the “Arrangement Agreement”), by and among Thomas Weisel Partners, Canadian Sub, Westwind and a shareholders’ representative acting for the shareholders of Westwind, which Arrangement Agreement provides for the acquisition of Westwind by Thomas Weisel Partners. The acquisition was completed through a plan of arrangement under the Ontario Business Corporations Act. Pursuant to the terms of the Arrangement Agreement and the plan of arrangement, former shareholders of Westwind received an aggregate of US$45.0 million in cash and 7,009,112 shares of common stock of Thomas Weisel Partners and exchangeable shares of Canadian Sub. As described further in Thomas Weisel Partners’ Proxy Statement, dated November 7, 2007, previously filed with the Securities and Exchange Commission (“SEC”), each exchangeable share issued in connection with the plan of arrangement is substantially the economic equivalent of a share of Thomas Weisel Partners common stock and is exchangeable on a one-for-one basis for a share of Thomas Weisel Partners common stock. In addition, each holder of an exchangeable share, through a voting and exchange trust agreement and a single share of Thomas Weisel Partners special voting preferred stock, effectively has the ability to cast votes along with holders of Thomas Weisel Partners common stock on matters presented to the Thomas Weisel Partners shareholders.

The description of the Arrangement Agreement is qualified in its entirety by reference to the Arrangement Agreement, a copy of which was previously filed by Thomas Weisel Partners on a current report on Form 8-K, filed with the SEC on October 1, 2007, and is incorporated by reference herein.

Item 2.02 Results of Operations and Financial Condition.

On January 2, 2008, Thomas Weisel Partners issued a press release announcing the completion of the acquisition of Westwind and announcing selected preliminary financial results for its fourth quarter ended December 31, 2007. A copy of the Registrant’s press release containing this information is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933 or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

The information furnished in this report, including Exhibit 99.1, shall not be deemed to constitute an admission that such information or exhibit is required to be furnished pursuant to Regulation FD or that such information or exhibit contains material information that is not otherwise publicly available. In addition, the Registrant does not assume any obligation to update such information or exhibit in the future.

Item 3.02 Unregistered Sales of Equity Securities.

As previously announced, the shares of Thomas Weisel Partners common stock and exchangeable shares issued to shareholders of Westwind in connection with the plan of arrangement referred to in Item 2.01 above were issued in reliance upon an exemption from registration provided by Section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”), for the issuance and exchange of securities approved after a public hearing upon the fairness and conditions of the exchange.

The share of Thomas Weisel Partners special voting preferred stock was issued to the trustee under the voting and exchange trust agreement in exchange for $0.01 in a transaction exemption from registration provided by Section 4(2) of the Securities Act.

Item 5.02  Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Effective January 2, 2008 and in connection with the terms of the Arrangement Agreement and the completion of the acquisition of Westwind by Thomas Weisel Partners, Lionel F. Conacher has been named as President of Thomas Weisel Partners and will serve on the Executive Committee of Thomas Weisel Partners.

Mr. Conacher, age 45, has been an officer of Westwind since 2002, first as a Managing Director and then as the Chief Executive Officer and President, and holds a bachelor’s degree from Dartmouth College in Economics and Art History. Prior to his employment by Westwind, Mr. Conacher held positions with Citigroup, Brookfield Asset Management and National Bank Financial. As a shareholder of Westwind, under the Arrangement Agreement Mr. Conacher will receive from Thomas Weisel Partners as consideration for his shares of Westwind approximately US$5.8 million in cash and 1,523,723 shares of common stock of Thomas Weisel Partners and exchangeable shares of Canadian Sub. In addition, in accordance with the terms of the Arrangement Agreement, Mr. Conacher is a party to the Westwind Capital Corporation Shareholders’ Equity Agreement and a Pledge Agreement with Thomas Weisel Partners, each of which is described in the Thomas Weisel Partners’ Proxy Statement, dated November 7, 2007, previously filed with the SEC. A copy of each of the Westwind Capital Corporation Shareholders’ Equity Agreement and the form of Pledge Agreement are filed as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference herein.

Thomas Weisel Partners has also entered into an employment agreement with Mr. Conacher which provides for a transition period, which will last between 6 and 24 months, during which Mr. Conacher will oversee the integration of Thomas Weisel Partners and Westwind and will have responsibility for Thomas Weisel Partners’ Canadian and European operations. Following the transition period, Mr. Conacher will have all of the duties, responsibilities and authority normally attendant to the office of President.

Mr. Conacher will be entitled to a base salary of $200,000, which may be increased (but not decreased) annually. Mr. Conacher also will be awarded an annual bonus to be paid in a form consistent with the other members of the Executive Committee. Any bonus that Mr. Conacher receives during the transition period described above will be not less than $200,000 per month. Mr. Conacher will also be entitled to participate in Thomas Weisel Partners equity incentive plans, employee retirement and welfare benefit plans, among other benefits.

The employment agreement also provides for certain payments and benefits in connection with any termination of Mr. Conacher’s employment. Under the agreement, Mr. Conacher will be employed for an initial employment term (ending on December 31, 2009) and, in the absence of a termination of Mr. Conacher’s employment, for subsequent two-year employment terms thereafter. Either Thomas Weisel Partners or Mr. Conacher may terminate his employment at any time for any reason, or for no reason, subject to 90 days’ advance written notice in most cases.

If Mr. Conacher’s employment is terminated by Thomas Weisel Partners without “Cause” or by Mr. Conacher for “Good Reason” (each as defined in his employment agreement), Mr. Conacher will be entitled to receive a lump sum payment equal to the sum of the following amounts:

•	two years’ base salary;

•
unpaid base salary for periods prior to the date of termination, and payment for any accrued but unused vacation days, any unpaid expense reimbursements, any unpaid but vested bonus and any other vested or accrued but unpaid compensation and benefits; and

•
a bonus payment equal to the product of (A) the average of the bonuses paid or payable to Mr. Conacher for the two fiscal years ending before notice of termination is given and (B) a multiplier equal to (i) if the termination notice occurs on or prior to December 31, 2009, two and (ii) if the termination notice occurs on or after January 1, 2010, a fraction, the numerator of which is equal to the number of days remaining under his current employment term (but in no event less than 365) and the denominator of which is 365. In calculating Mr. Conacher’s historic bonus, his bonus for 2006 and 2007 will be deemed to be $1,500,000 and $3,000,000, respectively.

Payment by Thomas Weisel Partners of the above amounts generally would be subject to the condition that Mr. Conacher execute and deliver to Thomas Weisel Partners a release of claims that would release Thomas Weisel Partners, its affiliates, and each of its members (and any of their respective past or present officers, directors, employees or agents) from any and all liabilities to Mr. Conacher.

In addition, if Mr. Conacher’s employment is terminated by Thomas Weisel Partners without “Cause” or by Mr. Conacher for “Good Reason”, Mr. Conacher would be entitled to (i) full vesting and immediate payment of all outstanding stock options, restricted stock, restricted stock units and other equity-based awards, with stock options remaining exercisable for a period of 12 months after the end of his employment (or, if earlier, until they would have expired but for his termination), and (ii) continued participation for himself, his spouse and his dependents in Thomas Weisel Partners employee benefit and welfare plans for 24 months following the date of termination (or, to the extent not permitted, payments outside such plans with the same after-tax effect).

If Mr. Conacher’s employment is terminated by Thomas Weisel Partners for “Cause” or by Mr. Conacher without “Good Reason” or if his employment terminates as a result of his death or disability, Mr. Conacher will be entitled to receive his unpaid base salary for periods prior to the date of termination, and payment for any accrued but unused vacation days, any unpaid expense reimbursements, any unpaid but vested bonus and any other vested or accrued but unpaid compensation and benefits.

The description of Mr. Conacher’s employment agreement above is qualified in its entirety by reference to the Employment Agreement of Lionel F. Conacher, a copy of which is filed as Exhibit 10.3 and is incorporated by reference herein.

Item 5.03  Amendments to Articles of Incorporation or Bylaws.

Concurrently with the completion of the acquisition of Westwind described above in Item 2.01 and in connection with the creation and issuance of the exchangeable shares, Thomas Weisel Partners adopted and filed a Certificate of Designations, Preferences and Rights of Special Voting Preferred Stock (the “Certificate of Designations”) to create the share of special voting preferred stock that was issued to the trustee appointed under the voting and exchange trust agreement. Except as otherwise required by law, the holder of record of the share of special voting preferred stock will have a number of votes equal to the number of votes that the holders of exchangeable shares that are not owned by Thomas Weisel Partners or any person directly or indirectly controlled by or under common control with Thomas Weisel Partners would be entitled to if all such exchangeable shares were exchanged by the holders thereof for shares of Thomas Weisel Partners common stock, in each case for the election of directors and on all matters submitted to a vote of the stockholders of Thomas Weisel Partners. Except as otherwise required by law, the holder of record of the share of special voting preferred stock and the holders of Thomas Weisel Partners common stock will vote together as one class on all matters. The holder of the share of special voting preferred stock will not be entitled to receive dividends from Thomas Weisel Partners and, in the event of any liquidation, dissolution or winding-up of Thomas Weisel Partners, will not be entitled to receive any assets of Thomas Weisel Partners. At such time as there are no exchangeable shares outstanding not owned by Thomas Weisel Partners or any person directly or indirectly controlled by or under common control with Thomas Weisel Partners, and there are no shares of stock, debt, options or other agreements of Canadian Sub that could give rise to the issuance of any exchangeable shares to any person (other than Thomas Weisel Partners or any person directly or indirectly controlled by or under common control with Thomas Weisel Partners), the share of special voting preferred stock will be cancelled and retired without further action of Thomas Weisel Partners, its board of directors or its shareholders and without the payment of any consideration in exchange for such cancellation. The description of the special voting preferred stock is qualified in its entirety by reference to the Certificate of Designations, a copy of which is filed as Exhibit 3.3 and is incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The following financial statements of Westwind Capital Corporation were previously filed with the Company’s Proxy Statement, filed with the SEC on November 7, 2007 (the “Proxy Statement”) and accordingly are not required to be filed herewith pursuant to General Instruction B.3 of Form 8-K:

•	Report of Independent Auditors
•	Consolidated Balance Sheets as of June 30, 2006, December 31, 2006 and 2005
•	Consolidated Statements of Income and Retained Earnings for the Six Months Ended June 30, 2007 and 2006 and for the Years Ended December 31, 2006, 2005 and 2004
•	Consolidated Statements of Cash Flows for the Six Months Ended June 30, 2007 and 2006 and for the Years Ended December 31, 2006, 2005 and 2004
•	Notes to Consolidated Financial Statements

(b)  Pro Forma Financial Information.

Pro forma financial statements were previously filed under “Unaudited Pro Forma Financial Information” included in the Proxy Statement and accordingly are not required to be filed herewith pursuant to General Instruction B.3 of Form 8-K.

(d) Exhibits

The following exhibits are filed, or in the case of Exhibit 99.1, furnished as part of this Current Report on Form 8-K:

3.3	Certificate of Designations, Preferences and Rights of the Special Voting Preferred Stock
10.1	Westwind Capital Corporation Shareholders’ Equity Agreement
10.2	Form of Pledge Agreement
10.3	Employment Agreement of Lionel F. Conacher
99.1	Press Release of Thomas Weisel Partners, dated January 2, 2008

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thomas Weisel Partners Group, Inc.

Date: January 2, 2008	By:	/s/ David Baylor
		Name:	David Baylor
		Title:	Chief Operating Officer and CFO